UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
Washington, D.C. 20549	Expires: January 31, 2008
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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JPMorgan Trust II

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For Financial Professional Use Only/Not For Public Distribution

April 27, 2009

Subject: Changes to the investment objectives and fundamental* investment policies of the J. P. Morgan Investor Funds

What changes are being made to the funds?

•	Eliminate disclosure from the investment objectives that specifies that the Funds invest in other funds within the same group of investment companies (i.e., other J. P. Morgan Funds);
•	Replace the Funds’ fundamental* investment objectives with new, non-fundamental investment objectives;
•	Remove the fundamental investment policy requiring that the Funds allocate their investments among the underlying funds (i.e., other J. P. Morgan Funds)

For additional information regarding these changes, please refer to the Proxy Statement (Schedule 14A) that was mailed to shareholders on or about April 24, 2009.

How will these changes affect the way the funds are managed?

•

The changes are not meant to be wholesale changes in the investment strategies of the Investor Funds. The Funds will continue to be managed as funds of funds that primarily invest in other J.P. Morgan Funds.

•

These changes will provide the Funds with the flexibility to invest in securities, ETFs, and other instruments including futures and other derivatives (“Other Instruments”) in addition to other J. P. Morgan Funds.

•

These instruments will provide the Funds with the ability to facilitate rebalancing of a Fund’s portfolio, to hedge the Fund’s international currency exposure, and to gain exposure to asset classes that are not available by investing in other J. P. Morgan Funds.

•	Other changes to the investment objective language are to clarify and refine the goal of the funds and to remove language that is unnecessary.

Do the changes to the investment objectives and removal of the fundamental* policy require shareholder approval?

•	Yes, the changes to investment objective and removal of the fundamental policy require shareholder approval.

For Financial Professional Use Only/Not For Public Distribution

Since the changes require shareholder approval, what is the timeline?

•	A Proxy Statement (Schedule 14A) is being mailed to shareholders of record as of March 23, 2009 on or about April 24, 2009.
•	Approval for the changes that require shareholder approval will be sought at a special meeting of shareholders on or about June 15, 2009.

*A fundamental investment policy may only be changed by a vote of a Fund’s shareholders, while a Funds’ Board of Trustees has the ability to change non-fundamental policies without a shareholder vote.

Contact JPMorgan Funds Distribution Services at (1-800-338-4345) for a fund prospectus. You can also visit us at www.jpmorganfunds.com. Investors should carefully consider the investment objectives and risks as well as charges and expenses of the mutual fund before investing. The prospectus contains this and other information about the mutual fund. Read the prospectus carefully before investing.

J.P. Morgan Funds are distributed by JPMorgan Distribution Services, Inc., which is an affiliate of JPMorgan Chase & Co. Affiliates of JPMorgan Chase & Co. receive fees for providing various services to the funds. Products and services are offered by JPMorgan Distribution Services, Inc., member FINRA/SIPC.